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                                                                    EXHIBIT 99.4

                           PIVOTAL TECHNOLOGIES CORP.

                             1998 STOCK OPTION PLAN

                  1 Purposes of the Plan. This 1998 Stock Option Plan is designed to attract and retain the best available personnel for positions of substantial responsibility and to promote the success of the Company's business. Options granted under the Plan may only be Incentive Stock Options or Non-qualified Stock Options as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

                  2 Definitions. As used herein, the following definitions shall apply:

                  (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

                  (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means a Committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

                  (f) "Common Stock" means the Common Stock of the Company.

                  (g) "Company" means Pivotal Technologies Corporation, a Delaware corporation.

                  (h) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services, and any Director of the Company whether compensated for such services or not. If the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include Directors who are not compensated for their services or are paid only a Director's fee by the Company.

                  (i) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed three months, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the day three months after the first day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

                  (j) "Director" means a member of the Board of Directors of the Company.

                  (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.


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                  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                  (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (o) "Non-qualified Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (q) "Option" means a stock option granted pursuant to the Plan.

                  (r) "Optioned Stock" means the Common Stock subject to an Option.

                  (s) "Optionee" means an Employee or Consultant who receives an Option or who acquires shares of Restricted Stock subject to a Repurchase Option.

                  (t) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (u) "Plan" means this  Stock Option Plan.

                  (v) "Restricted Stock" means shares of Common Stock subject to the Company's repurchase option (a "Repurchase Option") acquired by an Optionee upon such Optionee's Early Exercise (defined below) of an Option.

                  (w) "Section 16(b)" means Section 16(b) of the Exchange Act.

                  (x) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 below.

                  (y) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                  3 Stock Subject to the Plan. Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of Shares that may be subject to option and sold under the Plan is Two million Eight hundred and Ten thousand Five hundred (2,810,500) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.


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                  If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

                  4 Administration of the Plan.

                  4.1 Initial Plan Procedure. Prior to the date, if any, upon which the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a Committee appointed by the Board.

                  4.2 Plan Procedure after the Date, if any, upon which the Company becomes subject to the Exchange Act.

                  4.2.1 Multiple Administrative Bodies. If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3"), the Plan may be administered by different bodies with respect to Directors, Officers and Employees who are neither Directors nor Officers.

                  4.2.2 Administration with Respect to Directors and Officers. With respect to grants of Options to Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

                  4.2.3 Administration with Respect to Other Employees and Consultants. With respect to grants of Options and to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

                  4.3 Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority in its discretion:

                  (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

                  (ii) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

                  (iii) to determine whether and to what extent Options are granted hereunder;


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                  (iv) to determine the number of Shares to be covered by each such award granted hereunder;

                  (v) to approve forms of agreement for use under the Plan;

                  (vi) to determine the terms and conditions of any award granted hereunder;

                  (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9.6 instead of Common Stock;

                  (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

                  (ix) to provide for the early exercise of Options for the purchase of unvested shares (an "Early Exercise") subject to such terms and conditions as the Administrator may determine; and

                  (x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

                  4.4 Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

                  5 Eligibility.

                  5.1 Non-qualified Stock Options may be granted to Employees and Consultants. Incentive Stock Options may only be granted to Employees. An Employee or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

                  5.2 Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                  5.3 NEITHER THE PLAN NOR ANY OPTION SHALL CONFER UPON ANY OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF HIS OR HER EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

                  5.4 Upon the Company or a successor corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act or upon the Plan being assumed by a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act, the following limitations shall apply to grants of Options to
Employees:

                  5.4.1 No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than Seven hundred Fifty thousand (750,000) Shares; provided that a new employee of the Company may be granted in a single year upon joining the Company Options to purchase One million Five hundred thousand (1,500,000) Shares.

                  5.4.2 The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.

                  5.4.3 If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the canceled Option shall be counted against


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the limit set forth in Section 5.4.1 above. For this purpose, if the exercise price of an Option is reduced, such reduction will be treated as a cancellation of the Option and the grant of a new Option.

                  6 Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company, as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

                  7 Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

                  8 Option Exercise Price and Consideration.

                  8.1 The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but in no event shall be subject to the following:

                  (i) In the case of an Incentive Stock Option

                           (A) granted to an Employee who, at the time of grant
of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                           (B) granted to any other Employee, the per Share
exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (ii) In the case of a Nonstatutory Stock Option

                           (A) granted to a person who, at the time of grant of
such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                           (B) granted to any other person, the per Share
exercise price shall be no less than 85% of the Fair Market Value per Share (or such lower percentage of the Fair Market Value per share as may be allowed by California law, as amended from time to time) on the date of grant.

                  8.2 The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (1) cash, (2) check, (3) other Shares that (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (4) any other legal consideration approved by the Administrator, or
(5) any combination of the foregoing methods of payment accomplished by delivery of a properly executed exercise notice together with such other documentation as the Administrator and a broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

                  9 EXERCISE OF OPTION.



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                  9.1 PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. ANY
OPTION GRANTED HEREUNDER SHALL BE EXERCISABLE AT SUCH TIMES AND UNDER SUCH CONDITIONS AS DETERMINED BY THE ADMINISTRATOR, INCLUDING PERFORMANCE CRITERIA WITH RESPECT TO THE COMPANY AND/OR THE OPTIONEE, AND AS SHALL BE PERMISSIBLE UNDER THE TERMS OF THE PLAN. AN OPTION MAY NOT BE EXERCISED FOR A FRACTION OF A SHARE. AN OPTION SHALL BE DEEMED TO BE EXERCISED WHEN WRITTEN NOTICE OF SUCH EXERCISE HAS BEEN GIVEN TO THE COMPANY IN ACCORDANCE WITH THE TERMS OF THE OPTION BY THE PERSON ENTITLED TO EXERCISE THE OPTION AND FULL PAYMENT FOR THE SHARES WITH RESPECT TO WHICH THE OPTION IS EXERCISED HAS BEEN RECEIVED BY THE COMPANY. UNTIL THE ISSUANCE (AS EVIDENCED BY THE APPROPRIATE ENTRY ON THE BOOKS OF THE COMPANY OR OF A DULY AUTHORIZED TRANSFER AGENT OF THE COMPANY) OF THE STOCK CERTIFICATE EVIDENCING SUCH SHARES, NO RIGHT TO VOTE, RECEIVE DIVIDENDS OR ANY OTHER RIGHTS AS A STOCKHOLDER SHALL EXIST WITH RESPECT TO THE OPTIONED STOCK, NOTWITHSTANDING THE EXERCISE OF THE OPTION. NO ADJUSTMENT SHALL BE MADE FOR A DIVIDEND OR OTHER RIGHT FOR WHICH THE RECORD DATE IS PRIOR TO THE DATE THE STOCK CERTIFICATE IS ISSUED, EXCEPT AS PROVIDED IN SECTION 11 HEREOF.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  9.2 TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. IN THE EVENT OF TERMINATION OF AN OPTIONEE'S CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT (BUT NOT IN THE EVENT OF AN OPTIONEE'S CHANGE OF STATUS FROM EMPLOYEE TO CONSULTANT (IN WHICH CASE AN EMPLOYEE'S INCENTIVE STOCK OPTION SHALL AUTOMATICALLY CONVERT TO A NONSTATUTORY STOCK OPTION ON THE DATE THREE (3) MONTHS AND ONE DAY FOLLOWING SUCH CHANGE OF STATUS) OR FROM CONSULTANT TO EMPLOYEE), SUCH OPTIONEE MAY, BUT ONLY WITHIN SUCH PERIOD OF TIME AS IS DETERMINED BY THE ADMINISTRATOR, OF AT LEAST THIRTY (30) DAYS, WITH SUCH DETERMINATION IN THE CASE OF AN INCENTIVE STOCK OPTION NOT EXCEEDING THREE (3) MONTHS AFTER THE DATE OF SUCH TERMINATION (BUT IN NO EVENT LATER THAN THE EXPIRATION DATE OF THE TERM OF SUCH OPTION AS SET FORTH IN THE OPTION AGREEMENT), EXERCISE HIS OR HER OPTION TO THE EXTENT THAT THE OPTIONEE WAS ENTITLED TO EXERCISE IT AT THE DATE OF SUCH TERMINATION. TO THE EXTENT THAT THE OPTIONEE WAS NOT ENTITLED TO EXERCISE THE OPTION AT THE DATE OF SUCH TERMINATION, OR IF THE OPTIONEE DOES NOT EXERCISE SUCH OPTION TO THE EXTENT SO ENTITLED WITHIN THE TIME SPECIFIED HEREIN, THE OPTION SHALL TERMINATE, AND THE SHARES COVERED BY SUCH OPTION SHALL REVERT TO THE PLAN.

                  9.3 DISABILITY OF OPTIONEE. IN THE EVENT OF TERMINATION OF AN OPTIONEE'S CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT AS A RESULT OF HIS OR HER DISABILITY, THE OPTIONEE MAY, BUT ONLY WITHIN SIX (6) MONTHS FROM THE DATE OF SUCH TERMINATION (AND IN NO EVENT LATER THAN THE EXPIRATION DATE OF THE TERM OF SUCH OPTION AS SET FORTH IN THE OPTION AGREEMENT), EXERCISE THE OPTION TO THE EXTENT OTHERWISE ENTITLED TO EXERCISE IT AT THE DATE OF SUCH TERMINATION. IF SUCH DISABILITY IS NOT A "DISABILITY" AS SUCH TERM IS DEFINED IN SECTION 22(E)(3) OF THE CODE, IN THE CASE OF AN INCENTIVE STOCK OPTION SUCH INCENTIVE STOCK OPTION SHALL AUTOMATICALLY CEASE TO BE TREATED AS AN INCENTIVE STOCK OPTION AND SHALL BE TREATED FOR TAX PURPOSES AS A NONSTATUTORY STOCK OPTION ON THE DAY THREE MONTHS AND ONE DAY FOLLOWING SUCH TERMINATION. TO THE EXTENT THAT THE OPTIONEE WAS NOT ENTITLED TO EXERCISE THE OPTION AT THE DATE OF TERMINATION, OR IF THE OPTIONEE DOES NOT EXERCISE SUCH OPTION TO THE EXTENT SO ENTITLED WITHIN THE TIME SPECIFIED HEREIN, THE OPTION SHALL TERMINATE, AND THE SHARES COVERED BY SUCH OPTION SHALL REVERT TO THE PLAN.

                  9.4 DEATH OF OPTIONEE. IN THE EVENT OF THE DEATH OF AN OPTIONEE, THE OPTION MAY BE EXERCISED AT ANY TIME WITHIN TWELVE (12) MONTHS FOLLOWING THE DATE

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OF DEATH (BUT IN NO EVENT LATER THAN THE EXPIRATION OF THE TERM OF SUCH OPTION
AS SET FORTH IN THE NOTICE OF GRANT) BY THE OPTIONEE'S ESTATE OR BY A PERSON WHO ACQUIRED THE RIGHT TO EXERCISE THE OPTION BY BEQUEST OR INHERITANCE, BUT ONLY TO THE EXTENT THAT THE OPTIONEE WAS ENTITLED TO EXERCISE THE OPTION ON THE DATE OF DEATH. IF, AT THE TIME OF DEATH, THE OPTIONEE WAS NOT ENTITLED TO EXERCISE HIS OR HER ENTIRE OPTION, THE SHARES COVERED BY THE UNEXERCISABLE PORTION OF THE OPTION SHALL IMMEDIATELY REVERT TO THE PLAN. IF, AFTER THE OPTIONEE'S DEATH, THE OPTIONEE'S ESTATE OR A PERSON WHO ACQUIRES THE RIGHT TO EXERCISE THE OPTION BY BEQUEST OR INHERITANCE DOES NOT EXERCISE THE OPTION WITHIN THE TIME SPECIFIED HEREIN, THE OPTION SHALL TERMINATE, AND THE SHARES COVERED BY SUCH OPTION SHALL REVERT TO THE PLAN.

                  9.5 Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                  9.6 BUYOUT PROVISIONS. THE ADMINISTRATOR MAY AT ANY TIME OFFER TO BUY OUT FOR A PAYMENT IN CASH OR SHARES, AN OPTION PREVIOUSLY GRANTED, BASED ON SUCH TERMS AND CONDITIONS AS THE ADMINISTRATOR SHALL ESTABLISH AND COMMUNICATE TO THE OPTIONEE AT THE TIME THAT SUCH OFFER IS MADE.

                  10 Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

                  11 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR ASSET SALE.

                  11.1 IN THE EVENT THAT THE ADMINISTRATOR DETERMINES THAT ANY DIVIDEND OR OTHER DISTRIBUTION (WHETHER IN THE FORM OF CASH, COMMON STOCK, OTHER SECURITIES, OR OTHER PROPERTY), RECAPITALIZATION, RECLASSIFICATION, STOCK SPLIT, REVERSE STOCK SPLIT, REORGANIZATION, MERGER, CONSOLIDATION, SPLIT-UP, SPIN-OFF, COMBINATION, REPURCHASE, LIQUIDATION, DISSOLUTION, OR SALE, TRANSFER, EXCHANGE OR OTHER DISPOSITION OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY, OR EXCHANGE OF COMMON STOCK OR OTHER SECURITIES OF THE COMPANY, ISSUANCE OF WARRANTS OR OTHER RIGHTS TO PURCHASE COMMON STOCK OR OTHER SECURITIES OF THE COMPANY, OR OTHER SIMILAR CORPORATE TRANSACTION OR EVENT, IN THE ADMINISTRATOR'S SOLE DISCRETION, AFFECTS THE COMMON STOCK SUCH THAT AN ADJUSTMENT IS DETERMINED BY THE ADMINISTRATOR TO BE APPROPRIATE IN ORDER TO PREVENT DILUTION OR ENLARGEMENT OF THE BENEFITS OR POTENTIAL BENEFITS INTENDED TO BE MADE AVAILABLE UNDER THE PLAN OR WITH RESPECT TO ANY OPTION OR RESTRICTED STOCK, THEN THE ADMINISTRATOR SHALL, IN SUCH MANNER AS IT MAY DEEM EQUITABLE, ADJUST ANY OR ALL
OF:

                  11.1.1 THE NUMBER AND KIND OF SHARES OF COMMON STOCK (OR OTHER SECURITIES OR PROPERTY) WITH RESPECT TO WHICH OPTIONS OR STOCK PURCHASE RIGHTS MAY BE GRANTED OR AWARDED (INCLUDING, BUT NOT LIMITED TO, ADJUSTMENTS OF THE LIMITATIONS IN SECTION 3 ON THE MAXIMUM NUMBER AND KIND OF SHARES WHICH MAY BE ISSUED AND ADJUSTMENTS OF THE MAXIMUM NUMBER OF SHARES THAT MAY BE PURCHASED BY ANY HOLDER IN ANY FISCAL YEAR PURSUANT TO SECTION 5.41);

                  11.1.2 THE NUMBER AND KIND OF SHARES OF COMMON STOCK (OR OTHER SECURITIES OR PROPERTY) SUBJECT TO OUTSTANDING OPTIONS OR RESTRICTED STOCK; AND

                  11.1.3 THE GRANT OR EXERCISE PRICE WITH RESPECT TO ANY OPTION.


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                  11.2 IN THE EVENT OF ANY TRANSACTION OR EVENT DESCRIBED IN
SECTION 11.1, THE ADMINISTRATOR, IN ITS SOLE AND ABSOLUTE DISCRETION, AND ON SUCH TERMS AND CONDITIONS AS IT DEEMS APPROPRIATE, EITHER BY THE TERMS OF THE OPTION OR RESTRICTED STOCK OR BY ACTION TAKEN PRIOR TO THE OCCURRENCE OF SUCH TRANSACTION OR EVENT AND EITHER AUTOMATICALLY OR UPON THE HOLDER'S REQUEST, IS HEREBY AUTHORIZED TO TAKE ANY ONE OR MORE OF THE FOLLOWING ACTIONS WHENEVER THE ADMINISTRATOR DETERMINES THAT SUCH ACTION IS APPROPRIATE IN ORDER TO PREVENT DILUTION OR ENLARGEMENT OF THE BENEFITS OR POTENTIAL BENEFITS INTENDED TO BE MADE AVAILABLE UNDER THE PLAN OR WITH RESPECT TO ANY OPTION OR RESTRICTED STOCK GRANTED OR ISSUED UNDER THE PLAN OR TO FACILITATE SUCH TRANSACTION OR EVENT:

                  11.2.1 To provide for either the purchase of any such Option or Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or realization of the Holder's rights had such Option or Restricted Stock been currently exercisable or payable or fully vested or the replacement of such Option or Restricted Stock with other rights or property selected by the Administrator in its sole discretion;

                  11.2.2 To provide that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option;

                  11.2.3 To provide that such Option or Restricted Stock be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

                  11.2.4 To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options or Restricted Stock or Options or Restricted Stock which may be granted in the future; and

                  11.2.5 To provide that immediately upon the consummation of such event, such Option shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option or Stock Purchase Right shall be exercisable as to all Shares covered thereby which are vested, and the restrictions imposed under an Option Agreement or Restricted Stock purchase agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Restricted Stock purchase agreement.

                  11.3 Subject to Section 3, the Administrator may, in its discretion, include such further provisions and limitations in any Option or Restricted Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.

                  11.4 NOTWITHSTANDING THE FOREGOING, IN THE EVENT THAT THE COMPANY BECOMES A PARTY TO A TRANSACTION THAT IS INTENDED TO QUALIFY FOR "POOLING OF INTERESTS" ACCOUNTING TREATMENT AND, BUT FOR ONE OR MORE OF THE PROVISIONS OF THIS PLAN OR ANY OPTION AGREEMENT OR ANY RESTRICTED STOCK PURCHASE AGREEMENT WOULD SO QUALIFY, THEN THIS PLAN AND ANY SUCH AGREEMENT SHALL BE INTERPRETED SO AS TO PRESERVE SUCH ACCOUNTING TREATMENT, AND TO THE EXTENT THAT ANY PROVISION OF THE PLAN OR ANY SUCH AGREEMENT WOULD DISQUALIFY THE TRANSACTION FROM POOLING OF INTERESTS ACCOUNTING TREATMENT (INCLUDING, IF APPLICABLE, AN ENTIRE OPTION AGREEMENT OR RESTRICTED STOCK PURCHASE AGREEMENT), THEN SUCH PROVISION SHALL BE NULL AND VOID. ALL DETERMINATIONS TO BE MADE IN CONNECTION WITH THE PRECEDING SENTENCE SHALL BE MADE BY THE INDEPENDENT ACCOUNTING FIRM WHOSE OPINION WITH RESPECT TO "POOLING OF INTERESTS" TREATMENT IS REQUIRED AS A CONDITION TO THE COMPANY'S CONSUMMATION OF SUCH TRANSACTION.



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                  11.5 The existence of the Plan, any Option Agreement or
Restricted Stock purchase agreement and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  12 Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

                  13 Amendment and Termination of the Plan.

                  13.1 Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

                  13.2 Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

                  14 Conditions upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  15 Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                  16 Agreements. Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

                  17 Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws and the rules of any stock exchange upon which the Common Stock is listed.